EXHIBIT 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated as of the 14th day of August, 2008, and is entered into by and between PACIFIC NORTHWEST RESEARCH INSTITUTE, a Washington nonprofit corporation (“Landlord”), and Pacific Biometrics, Inc., a Washington corporation (“Tenant”).

Landlord and Tenant agree as follows:

1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions set forth herein the Premises, together with nonexclusive rights of ingress and egress over common areas in the Building. The “Building” means the building commonly known as 720 Broadway Street, Seattle, Washington 98122. The “Premises” means that space consisting of an agreed area of five hundred twenty two (522) rentable square feet on the 6th floor, north side central, of the Building, as outlined on the floor plan attached hereto as Exhibit A which is incorporated herein by this reference and made a part of this Lease.

2. Term, Commencement and Expiration Dates. The term of this Lease (the “Term”) shall be twelve (12) months, commencing on September 1st, 2008 (the “Commencement Date”), and expiring on August 31, 2009, unless earlier terminated as provided herein. Following the end of the initial term this lease may be renewed for an additional twelve (12) months with a 3% increase in basic rent. Tenant’s possession of the Premises prior to the Commencement Date shall be subject to all the provisions of this Lease except that the Term and Tenant’s obligation to pay Basic Rent shall not begin until the Commencement Date.

3. Rent. Tenant shall pay to Landlord basic rent for the Premises in an amount equal to three thousand two hundred sixty two Dollars ($3,262.00) per month (“Basic Rent”) for the initial term. Tenant shall pay as additional rent all other sums due from Tenant to Landlord under this Lease (“Additional Rent”). Tenant shall pay Landlord without notice Basic Rent and Additional Rent (collectively, “Rent”), without deduction or offset, in lawful money of the United States of America in advance on or before the first day of each month (or at other dates specified in this Lease with respect to payments Additional Rent) during the Term at Landlord’s address set forth on the signature page of this Lease, or to such other party or at such other place as Landlord may hereafter from time to time designate to Tenant in writing. Tenant shall pay the first full monthly installment of Basic Rent in advance upon execution of this Lease. Rent for any partial month at the beginning or end of the Term shall be prorated.

4. Security Deposit. Tenant shall deposit with Landlord on the date of this Lease, as security for the performance of all of its obligations an amount equal to one month’s installment of Basic Rent (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant’s obligations under this Lease. If Tenant fails to make any payment as and when due under this Lease, or otherwise fails to perform any of its obligations under this Lease, Landlord may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit: (i) against any such payment(s) which Tenant failed to make; (ii) for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s failure to perform; or (iii) to compensate Landlord for any loss or damage which Landlord may suffer thereby; so long as the foregoing is done in compliance with applicable law. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant within five (5) business days after written notice shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount required above and Tenant’s failure to do so shall constitute an Event of Default under this Lease. The Security Deposit, or so much thereof as has not theretofore been applied by Landlord pursuant to the terms of this Lease, shall be returned, without payment of interest, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease within a reasonable period of time after the end of the Term. Landlord shall not be required to keep the Security Deposit separate from its general accounts, and no trust relationship is created in this Lease between Landlord and Tenant with respect to the Security Deposit.

5. AS IS. Tenant acknowledges that Tenant is leasing the Premises in its current “as is” condition and Tenant acknowledges that, except to the extent expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the Premises or the Building and that Landlord has not agreed to modify the Premises or to construct any improvements therein. Tenant acknowledges that it has had an opportunity to inspect the Premises to confirm the suitability thereof for Tenant’s purposes. The taking of possession or use of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

6. Uses.

6.1 General Use. The Premises shall be used only for laboratory research and for general office purposes related thereto (“Permitted Use”) and for no other business or other purpose without the prior written consent of Landlord. Tenant may use materials which are permitted in facilities designated as BioSafety Level (“BSL”) 1, and will get approval from the Landlord prior to the implementation of any experiment using BSL2 agents, as such classifications are defined by the National Institute of Health and/or the Center for Disease Control in the Premises, but Tenant not use or store any materials which may only be used in BSL3 or BSL4 facilities and Landlord shall not be required to consent to any use that involves use or storage of BSL3 or BSL4 materials. No act shall be done in or about the Premises that is unlawful, unsafe or that will increase the then existing rate of insurance on the Building.

6.2 No Waste or Nuisance. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing in or about the Premises that disturbs the quiet enjoyment of Landlord or any other tenant in the Building. Tenant shall not, without the prior written consent of Landlord, use, operate or maintain any apparatus, machinery, equipment or device in or about the Premises that will cause any significant noise, increase electrical loads or usage, vibration or fumes or disturb the quiet enjoyment of Landlord or any other tenant in the Building, and in the event of any such use or operation, then Tenant shall cease operating such equipment until it has provided adequate insulation or taken such other action as Landlord shall reasonably require to eliminate or minimize the disturbance.

6.3 Compliance With Laws. Tenant shall comply with all laws and regulations relating to its use or occupancy of the Premises. Tenant shall comply with all rules and regulations concerning Tenant’s use or occupancy of the Premises as may be adopted by Landlord from time to time.

6.4 Hazardous Materials.

6.4.1 Tenant shall not use or dispose of any Hazardous Materials in or on the Premises, the Building, the Property, or any adjacent property, or in any improvements thereto, except for such Hazardous Materials as are essential to the Permitted Use, and then only in accordance with all applicable laws and regulations. Tenant shall ensure that all of Tenant’s officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or other person for whom Tenant would otherwise be liable (individually, a “Tenant Party” and collectively, “Tenant Parties”) shall comply with all Environmental Laws (as defined below) in connection with Tenant’s or any Tenant Party’s use, storage or disposal of any Hazardous Materials (as defined below) on, under or about the Premises at Tenant's expense. Tenant shall ensure that all Tenant Parties shall, at all times follow industry standard research and medical and safety practices in connection with the purchasing, handling, storage, shipment or disposal of any Hazardous Material, including, but not limited, to any Medical Products (as defined below), at Tenant’s expense.

6.4.2 As used herein, the term “Hazardous Materials” means any Medical Products, chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment (whether potentially injurious to persons and property and whether potentially injurious by themselves or in combination with other materials) due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed in the United States Department of Transportation Hazardous Materials Table [49 C.F.R. § 172.101] or any other applicable regulatory mandate, as amended from time to time, or listed, defined or regulated in any manner by any Environmental Law.

6.4.3 As used herein, the term “Environmental Laws” means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future relating to the environment or governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Material (including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), The Washington Model Toxics Control Act (Ch. 70.105D RCW) and The Washington Hazardous Waste Management Act (Ch. 70.105 RCW), which are or become applicable to Tenant or the Premises.

6.4.4 As used herein, the term “Medical Products” means all recombinant DNA agents and all regulated substances, chemicals, drugs, blood, tissue, serums, waste and other materials related thereto and used in connection with medical treatment, laboratory analysis or other biomedical research.

6.4.5 As used herein, the term “Environmental Condition” means any release or spill of any Hazardous Materials into the environment, including surface water, groundwater, drinking water supply, land, soil, surface or subsurface strata or the ambient air, where such release or spill is potentially in violation of Environmental Laws or is required to be reported to the Washington State Department of Ecology or other appropriate governmental authority.

6.4.6 Tenant shall deliver to Landlord prior to the Commencement Date and on request during the Term a list specifying the type and quantity of all Hazardous Materials used or stored or proposed to be used or stored by Tenant or Tenant Parties on the Premises. The list shall include copies of all permits, licenses and approvals required in connection with the use or storage of such materials, together with Tenant’s Hazardous Materials Inventory Statement and Hazardous Materials and Management Plans (as required by the City of Seattle Fire Department). Tenant will provide additional documents or information with respect to its Hazardous Materials upon request.

6.4.7 Tenant shall promptly notify Landlord in writing of (i) any notices of violation or potential or alleged violation of any Environmental Law which are or have been in the past received by Tenant from any governmental agency; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to Tenant or the Premises; and (iii) all claims made or threatened by any third-party against Tenant or the Premises relating to any Hazardous Materials. If any Environmental Condition occurs that is or may be a result of any Tenant’s or any Tenant Party’s actions during the Term, or if Tenant or any Tenant Party has disposed of or caused a release of Hazardous Materials at, on or about the Premises other than in accordance with Environmental Laws, Tenant shall promptly prepare a remediation plan for Landlord’s review and approval, which shall not be unreasonably withheld. Tenant’s obligation to remediate any Environmental Condition shall not be contingent on an enforcement action by any governmental authority and shall be independent of any governmentally mandated remediation. If Landlord approves the plan, then Tenant shall execute the remediation plan at Tenant’s sole cost and expense. If the remediation plan is not reasonably acceptable to Landlord or if Tenant fails to execute the remediation plan within a reasonable period of time, then Tenant shall reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefor or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. To the extent reasonably requested by Landlord, Tenant shall furnish Landlord with detailed reports concerning any Environmental Condition which occurs on the Premises during the Term. In addition, Tenant shall comply, at its sole cost and expense, with such industry-standard recommendations contained in any environmental assessment or report as Landlord may reasonably require including without limitation, any recommended precautions which should be taken with respect to activities on the Premises, and additional testing and studies to detect the presence of Hazardous Materials.

6.4.8 After notice to Tenant and a reasonable opportunity for Tenant to effect such compliance, Landlord may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Premises. However, Landlord shall not be obligated to give Tenant notice and an opportunity to effect compliance if (i) such delay might result in material adverse harm to Landlord, the Premises, the Building or the property on which it is located; (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect compliance, or (iii) Landlord reasonably believes that an emergency exists. Whether or not Tenant has actual knowledge of the release of Hazardous Materials on the Premises, the Building, the property or any adjacent property as the result of Tenant’s use of the Premises, the Building or the property, Tenant shall reimburse Landlord for the full amount of all costs and expenses incurred by Landlord relating to such Hazardous Materials or in connection with such compliance activities. Tenant shall notify Landlord immediately of any release of any Hazardous Materials on the Premises of which Tenant is aware.

6.4.9 Tenant agrees to indemnify, defend and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages (including diminution in the value of the Premises or Building, loss or restrictions on use of space in the Building or the property on which it is located, and sums paid in settlement of claims), judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, attorneys’ and other professional fees and disbursements) that may be imposed on, incurred or paid by, or asserted against Landlord, the Premises, the Building, or the property by reason of, or in connection with (i) any misrepresentation, breach of warranty or other default by Tenant or any Tenant Party under this Section 6.4, or (ii) the acts or omissions of Tenant or any Tenant Party resulting in the release of any Hazardous Materials. All of Tenant’s obligations and liabilities under this Section 6.4 shall survive expiration or other termination of this Lease and shall be separately enforceable by Landlord. This indemnification is intended to constitute an indemnity agreement within the meaning of Section 9607(e)(i) of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9607(e)(i)). Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant thereto.

6.4.10 Upon expiration or early termination of this Term, Tenant shall at its sole cost and expense undertake and complete a thorough wash and decontamination of the Premises, including but not limited to scrubbing of all surfaces, equipment, cabinets, fixtures and flume hood external surfaces in the Premises, in order to remove all residues of Hazardous Materials (including chemicals and biological material). Upon completion of such wash and decontamination, Tenant shall cause, at its sole cost and expense, an environmental engineering company reasonably satisfactory to Landlord to perform an environmental inspection of the Premises and prepare a written report for delivery to Landlord and Tenant, certifying that the Premises are free from all Hazardous Materials.

6.4.11 Landlord may monitor Tenant’s compliance with the requirements set forth in this Section 6.4, including without limitation obtaining an environmental assessment or investigation of the Premises from a qualified environmental engineering company of Landlord’s selection, the cost of which shall be paid by Landlord unless such assessment reveals a violation of this Lease. Any such environmental assessment shall be performed at a reasonable time mutually acceptable to Landlord and Tenant.

7. Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes payable with respect to all of Tenant’s personal property including inventory, equipment, furniture and trade fixtures kept or used on or installed in the Premises.

8. Taxes on Rent. The Rent provided for in this Lease is exclusive of any sales or other tax or charge upon, based upon or measured by rents payable to Landlord hereunder, or any tax or other charge based upon or measured by the number of employees of Tenant, or any other tax that is not currently in effect. If during the Term any such tax or other charge becomes payable by Landlord to any governmental authority, the Rent hereunder shall be deemed increased by such amount. The foregoing does not apply to federal, state or local income, gross receipts, inheritance, gift, succession or franchise taxes payable by Landlord.

9. Services by Landlord.

9.1 Building Services. Landlord shall provide elevator service, Building access through the security system, electricity, cooling, heating and ventilation (HVAC), water and sewer. “Normal Business Hours” shall be from 6:00 a.m. to 6:00 p.m., Monday through Friday, excluding legal holidays. Tenant may have access to the building outside of these hours if required. Landlord shall provide a security card and key that will allow Tenant access to the Premises and any replacement or additional devices shall be at Tenant’s expense.

9.2 Liability. Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause whatsoever, and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accident or strike conditions shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder. For those services within Landlord’s reasonable control, Landlord shall correct any interruption of services as soon as practicable.

9.3 Electricity and Mechanical. Before installing additional lights or equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay Landlord’s costs to install supplementary air conditioning capacity or electrical systems if the equipment or lights requested by Tenant will, in Landlord’s reasonable judgment, overburden the Building’s structure or mechanical system. Tenant shall pay all costs of operating such equipment.

9.4 Shared Facilities. Tenant shall have the nonexclusive right to use the restrooms, coffee room and dining room located on the fifth floor of the Building provided that Tenant complies with any rules and regulations relating to the use of such areas. Tenant and its employees shall not enter any other part of the Building except when accompanied by a member of Landlord’s staff. Tenant shall maintain the confidentiality of all nonpublic information that it acquires as a result of or in connection with its entry into any portion of the Building outside the Premises whether such confidential information is obtained visually or orally or in any other manner (“Confidential Information”). No Confidential Information shall be used or disclosed by the recipient except as permitted herein. The obligations of this provision shall not apply to: (a) information that is in the public domain or comes into the public domain through no fault of Tenant; (b) information learned by Tenant from a third party entitled to disclose such information; (c) information developed by Tenant independently of knowledge or information obtained from Landlord; (d) information already known to Tenant before receipt from Landlord, as shown by prior written records; (e) information released with the written consent of Landlord; or (f) information which is required to be disclosed by law, regulation or the order of a judicial or administrative authority; provided, however, that prior to such disclosure, Tenant shall (i) give Landlord sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information, and (ii) thereafter disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by Landlord. Tenant shall require each of its employees who may enter into any portion of the Building outside the Premises to acknowledge and agree to be bound by this confidentiality provision. Landlord reserves the right to deny access to any employee who does not so agree. Tenant shall treat a violation of this provision by any employee in the same manner as Tenant would treat a violation of the employee’s obligations with respect to Tenant’s confidential information.

9.4.1 Shared equipment. Tenant shall have access to the shared facilities and equipment listed in Addendum A. All users of shared equipment shall be trained by PNDRI staff before use and shall be responsible for supplies of said equipment and liable for damages stemming from misuse or non-approved use of said equipment.

9.5 Animal Facilities. The use of any laboratory animals in the Building is subject to approval by Landlord's Institutional Animal Care and Use Committee and all applicable laws, regulations and policies. Landlord will provide (at Tenant’s request) housing and care of laboratory rats and mice only and technical assistance on a fee basis. The fee is based on the Landlord's animal facility rate schedule for non PNDRI scientists. The current rate schedule is attached as Exhibit B. Landlord may change the rate schedule from time to time on thirty (30) days prior written notice. Tenant shall pay all fees on a monthly basis in arrears within ten (10) days after receipt of a statement from Landlord. Landlord shall provide the following services with respect to the laboratory rodents: veterinary care; maintaining any required permits, accreditations or certifications necessary for the use thereof; animal husbandry; feeding and watering, cleaning and maintaining cages; room cleaning and monitoring and disposing of animal waste and dead animals. Tenant shall comply with any rules and regulations established by Landlord from time to time with respect to the animal facility including any security measures adopted by Landlord. Access to the animal facility by Tenant shall be restricted to authorized personnel, which shall include but not be limited to principal investigators, investigators, and technicians approved by Landlord. Landlord may manage the animal care facility in its discretion and for its own benefit. Landlord may make repairs or alterations to the animal care facility and may take any action in connection with the operation, maintenance or preservation of thereof as Landlord deems necessary or desirable. The parties do not intend this Lease to create the relationship of bailor and bailee with respect to the animals in the animal care facility. If any of the equipment or machinery in the animal care facility ceases to function properly or if service is interrupted for any cause whatsoever, Landlord shall use reasonable diligence to restore such service or facility within a reasonable period of time giving due regard to the circumstances and Landlord shall not be liable for damages to either person or property or for interruption or loss to Tenant’s business nor shall any interruption relieve Tenant from any obligations under this Lease. Tenant shall assume the full risk of loss with respect to all of Tenant's property including but not limited to the animals in the animal care facility and any intellectual property associated therewith and all risk of personal injury or death to Tenant's employees occurring in or around the animal care facility or arising from use thereof by Tenant. In no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage incurred by Tenant as a result of Tenant's use of the animal care facility.

9.6 Other Services. If Landlord provides any other services to Tenant including any consultation or use of any instrumentation or equipment owned by Landlord but not stipulated in this agreement, Tenant may be required to pay for such services on demand. If any consultation or use of Landlord's equipment results in or contributes to the creation of any intellectual property rights, then such intellectual property shall be jointly owned by Landlord and Tenant.

10. Assignment and Subletting.

10.1 Transfers Requiring Consent. Tenant shall not cause or permit, directly or indirectly, voluntarily or involuntarily, any of the following events (individually and collectively, a “Transfer”) (or any amendment to the instrument affecting the same) without in each case first obtaining Landlord’s written consent: (a) a sale, assignment, hypothecation, mortgage, encumbrance, conveyance or other transfer of this Lease (or any interest therein); or (b) a sublease of all or any portion of the Premises or (c) the use or occupancy of the Premises or any portion thereof by anyone other than Tenant. Any sale or other transfer, whether voluntary or involuntary, by operation of law or otherwise (including by consolidation, merger or reorganization), of a majority of the voting stock of Tenant, if Tenant is a corporation, or of a majority of the partnership interests in Tenant, if Tenant is a partnership, or a majority of membership interests if Tenant is a limited liability company shall be deemed to be a Transfer. Landlord’s consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer, nor shall Landlord’s consent release Tenant from any of its obligations under this Lease unless such consent expressly so provides. At the option of Landlord any Transfer without the consent of Landlord shall be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and give rise to all other remedies available to Landlord for breach of this Lease.

10.2 Recapture. In addition to and without limitation upon, the other rights of Landlord, in the event of a proposed Transfer by Tenant, Landlord may elect, (by written notice delivered to Tenant within thirty (30) days following Tenant’s submission to Landlord of a request for consent to a Transfer, to terminate this Lease effective as of the date Tenant proposes to enter into such Transfer (or in the case of a proposed Transfer of less than all of the Premises, terminate this Lease as to the portion of the Premises to be Transferred as of the date of such proposed Transfer).

10.3 Excess Rental. If Landlord approves a Transfer under Section 10.1, then Tenant may enter into such Transfer and fifty percent (50%) of all consideration received by Tenant from such Transfer in excess of the Basic Rent attributable to the affected premises shall be paid promptly to Landlord as Rent hereunder, after first deducting all reasonable and customary costs actually incurred by Tenant to effect such Transfer (such as tenant improvements, brokerage fees, advertising costs and the like).

10.4 General. Tenant shall promptly provide Landlord with any additional information concerning the proposed transferee (including financial information and detailed information regarding the proposed use of the Premises) reasonably requested by Landlord. Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with reviewing any proposed Transfer and Tenant shall provide Landlord with a copy of the assignment or sublease agreement. No Transfer shall relieve Tenant of any liability under this Lease. Landlord’s consent to any Transfer shall not operate as a waiver of the necessity for consent to any subsequent Transfer.

10.5 Bankruptcy. If this Lease is assigned pursuant to the provisions of The Revised Bankruptcy Act, 11 U.S.C., Section 101, et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord’s exclusive property and paid or delivered to Landlord, and shall not constitute the property of Tenant or Tenant’s estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant’s obligations under this Lease.

11. Care of Premises. Tenant shall keep the Premises in a neat, clean and sanitary condition and shall at all times preserve them in good condition and repair, ordinary wear and tear or damage due to casualty or condemnation excepted. If Tenant shall fail to do so, Landlord may at its option, after notice to Tenant (except in an emergency when no notice shall be required), place the Premises into said condition and state of repair, and in such case Tenant on demand shall pay or reimburse Landlord for the costs thereof. Tenant shall reimburse Landlord for the cost of replacing all broken glass with glass of same or similar quality.

12. Surrender of Premises; Removal of Property. Subject to the terms of Section 15 relating to damage and destruction, upon expiration or termination of the Term, whether by lapse of time or otherwise (including any holdover period), Tenant at its expense shall: (a) remove all of Tenant’s moveable personal property, goods and effects and those of all persons claiming under Tenant from the Premises; (b) remove all telecommunications and computer networking wiring and cabling installed by or on behalf of Tenant, to the extent required by Landlord; (c) complete the clean up and decommissioning of the Premises as required in Section 6.4.9 above; (d) repair and restore the Premises to a condition as good as when received by Tenant from Landlord or as thereafter improved, reasonable wear and tear excepted; and (e) promptly and peacefully surrender the Premises to Landlord. Any property left on the Premises after the expiration or termination of the Term shall be deemed to have been abandoned and to have become the property of Landlord to dispose of as Landlord deems expedient, and Tenant shall be liable for all costs associated with the disposal of such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s property as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom. No such reentry shall be considered or construed to be a forcible entry.

13. Alterations. After the Commencement Date, Tenant shall not make any additions, changes, alterations or improvements (“Alterations”) to the Premises or the Building, without the prior written consent of Landlord. All Alterations shall be at Tenant’s sole cost and shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to those in the Premises and the Building and shall be in accordance with plans and specifications approved by Landlord. All Alterations shall be performed in accordance with reasonable requirements established by Landlord, including, upon Landlord’s request, provision of a lien and completion bond in an amount equal to 150% of the cost of the Alterations. In any case, Tenant shall pay Landlord a reasonable fee to cover Landlord’s costs incurred in reviewing Tenant’s plans and specifications. Tenant shall maintain a safe working environment, including the continuation of all fire and security protection devices, if any, previously installed in the Premises by Landlord. All damages or injury done to the Premises or the Building by Tenant or by any persons who may be in or upon the Premises or the Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by acts or omissions of Tenant or Tenant’s officers, contractors, subcontractors, agents, invitees, licensees, employees, successors or assigns. If Landlord consents to any Alterations by Tenant, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of any Alterations. Except as otherwise provided herein, all Alterations, except Tenant’s moveable personal property that does not become a part of the Building shall remain in and be surrendered with the Premises as a part thereof at the expiration or sooner termination of this Lease. Landlord may require Tenant to remove any Alterations and to restore the Premises to its condition prior to the completion of any Alterations at the expiration or termination of the Term, such work to occur at Tenant’s expense and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal or restoration. If Tenant fails to remove any Alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any Alterations or make such repairs, at Tenant’s expense. Tenant shall comply with all applicable laws, codes and regulations in connection with all Alterations.

14. Entry and Inspection. Landlord at all reasonable times and on reasonable prior notice (which may be oral notice to Tenant’s facility manager) (or without notice and at any time in case of emergency) may enter the Premises for the purpose of inspection, cleaning, repairing, altering or improving the Premises or the Building. Nothing in this Section 14 shall impose upon Landlord any obligation not expressly imposed elsewhere in this Lease. Landlord shall have the right at reasonable times and on reasonable prior notice (which may be oral notice to Tenant’s facility manager) to enter the Premises for the purpose of showing the Premises to any fee owners, ground lessors, holders of encumbrances on the interest of Landlord and any prospective purchasers, mortgagees, ground lessors or tenants of the Building or a portion thereof. If during the last month of the Term Tenant shall have removed substantially all of Tenant’s property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

15. Damage or Destruction.

15.1 Damage and Repair. In case of damage to the Premises by fire or other casualty, Tenant shall notify Landlord immediately after Tenant’s learning thereof. If the Building is damaged by fire or any other cause Landlord may elect to terminate this Lease by notice to Tenant. In the event of such election this Lease shall be deemed to terminate on the date set forth in such notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent shall be apportioned as of the date of Tenant’s surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. Alternately, if the Premises and/or the common areas of the Building shall be damaged or destroyed by fire or casualty, Tenant shall have the right to terminate this Lease, provided that notice thereof is given to the other party not later than thirty (30) days after the date of such damage or destruction and, said termination shall be effective as of the date of the notice provided hereunder.

If Landlord or Tenant does not elect to terminate this Lease then Landlord shall restore the Building and the Premises (to the extent of the improvements originally provided by Landlord hereunder if such improvements can be legally reconstructed under the relevant building codes applicable at the time of rebuilding) with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord. To the extent and for the period that the Premises are rendered untenantable, Rent shall proportionally abate, unless such damage resulted from the act, fault or neglect of Tenant, Tenant’s officers, contractors, subcontractors, agents, employees, or licensees, in which case Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for a loss of Rent hereunder.

15.2 Business Interruption. No consequential or other damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any damage to or repair or restoration of any portion of the Premises or the Building.

15.3 Property of Tenant. Landlord will not carry insurance of any kind on any property of Tenant, including inventory, equipment, furniture and trade fixtures, and any Alterations and Landlord shall not be obligated to repair any damage thereto or replace the same.

16. Indemnification. Tenant shall indemnify, hold harmless and defend Landlord from and against all liabilities, damages, suits, obligations, fines, losses, claims, actions, judgments, penalties, charges, costs, or expenses, including, without limitation, attorneys’ and other professional fees and disbursements, in conjunction with any loss of life, personal injury and/or property damage arising out of or relating to the occupancy or use by Tenant or any party claiming by or through Tenant of any part of the Premises or the Building (including the animal facility) occasioned wholly or in part by any act or omission of Tenant or its officers, contractors, subcontractors, licensees, agents, servants, employees, guests, invitees or visitors, or any assignee or sublessee or any other party for whom Tenant would otherwise be liable. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of any tenant or occupant of the Building or any other third parties, unless arising out of Landlord’s negligence or intentional misconduct. To the extent, but only to the extent, necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver of Tenant’s immunity under the Washington Industrial Insurance Act, RCW Title 51 as between Landlord and Tenant only.

17. Insurance.

17.1 Liability Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect a policy of commercial general liability insurance including a contractual liability endorsement covering Tenant’s obligations under Section 16, insuring Tenant’s activities upon, in and about the Premises and the Building against claims of bodily injury or death or property damage or loss with a limit of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence and in the aggregate (per policy year).

17.2 Property Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect what is commonly referred to as “Causes of Loss-Special Form” coverage insurance or its equivalent (including riot and civil commotion, vandalism and malicious mischief and earthquake) on all property of Tenant, including inventory, equipment, floor, ceiling and wall coverings, furniture and trade fixtures, and any Alterations to the Premises that are paid for by Tenant in an amount not less than the then current replacement value thereof.

17.3 Workers’ Compensation Insurance. Throughout the Term Tenant, at its own expense, shall keep and maintain in full force and effect workers’ compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

17.4 Other. Tenant shall also obtain such other form or forms of insurance as are generally required or obtained for similar projects, as Landlord or any mortgagee of Landlord may reasonably require from time to time against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the type of buildings thereon and their construction, use and occupancy.

17.5 Insurance Policy Requirements. All insurance required under this Section 17 shall be with companies rated AX or better in Best’s Insurance Guide and who are qualified to do business in the State of Washington. Tenant may elect to have reasonable deductibles in connection with the policy required pursuant to Section 17.2 above. No insurance policy required under this Section 17 shall be cancelled or materially altered in coverage and each insurance policy shall provide that it is not subject to cancellation, nonrenewal, or material alteration in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord prior to the Commencement Date and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and, with the exception of the policy required under Section 17.3, naming Landlord and Landlord’s Mortgagee as additional insureds thereunder, and each policy or certificate shall expressly provide that the interest of Landlord therein shall not be affected by any breach by Tenant of any provision of such policy or the policy for which such certificate evidences coverage. Further, all certificates shall expressly provide that the coverage evidenced thereby shall be primary and that any policies carried by Landlord shall be excess and noncontributory with such primary insurance. The limits of any required insurance policy shall not limit the liability of Tenant under this Lease.

17.6 Waiver of Subrogation. Notwithstanding any other provision to the contrary herein, Landlord and Tenant release each other, their agents and employees from liability and waive all right of recovery against each other for any loss from perils insured against under their respective policies for damage caused by fire or other perils (including those covered by all risk extended coverage) that are covered by insurance, regardless of any fault or negligence. Each party shall use reasonable efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. The waiver of subrogation provided herein shall apply to the full extent, but only to the extent, that the same shall be valid and enforceable without impairment of insurance coverage.

18. Advertising and Signs. Tenant shall not place on the Premises or the Building, any sign or advertising matter and shall not place any decoration, letter or other thing of any kind on the glass of any window or door of the Premises visible from the exterior thereof (except as required by law), without the prior written consent of Landlord. Tenant may install approved signage in the main lobby of the Building and adjacent to the entrance to the Premises on the fifth floor. With respect to any sign or advertising matter or decoration approved by Landlord, Tenant at its sole cost and expense shall maintain the same in good condition and repair at all times. Landlord hereby reserves the exclusive right to use for any purpose whatsoever the roof and exterior of the walls of the Premises or the Building. Landlord reserves the right to remove temporarily Tenant’s signs during any period when Landlord repairs, restores, constructs or renovates the Premises or the Building. Upon the expiration or sooner termination of this Lease, Tenant at Landlord’s request shall remove all signs, advertising matters or decorations at Tenant’s sole cost and expense and repair any resulting damage to the Premises and the Building.

19. Insolvency and Liens.

19.1 Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, trustee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant’s right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding, or Landlord may treat such insolvency as a default under Section 21 of this Lease and invoke any and all remedies available thereunder. In the event of an assumption or assignment by operation of law under the Federal Bankruptcy Code or any state bankruptcy or insolvency law and Landlord elects not to terminate this Lease (or is otherwise prevented from electing to terminate this Lease), the trustee in assuming this Lease or any assignee thereof shall (a) remedy Tenant’s prior default under this Lease, (b) be bound by and assume all of the terms and conditions of this Lease, (c) provide adequate assurances of future performance of all the terms, conditions and covenants of this Lease, which shall include making the following express covenants to the Landlord: (1) there is sufficient capital to pay all Rent due under the Lease for the entire Term, and (2) assumption of the Lease by any assignee will not cause Landlord to be in violation or breach of any provision of any other lease, finance agreement, security instrument or operating agreement concerning the Building or the Property.

19.2 Liens. Tenant shall not permit any lien to be filed against the Premises, the Building or the property on which it is located by reason of obligations incurred by or on behalf of Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability from any such lien. If any lien is filed against the Premises, the Building or the property by any person claiming by, through or under Tenant, Tenant shall upon request of Landlord, at Tenant’s expense, immediately cause such lien to be released, or, at Landlord’s election, furnish to Landlord a bond in form and amount and issued by a surety satisfactory to Landlord, indemnifying Landlord, the Building and the property against all liability, costs and expenses, including attorneys’ fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to and for Tenant, if, and only if, such proceedings suspend the collection thereof from Landlord, Tenant and the Premises, and neither the Premises, the Building, the property nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

20. Condemnation.

20.1 Entire Taking. If any of the Premises or all of the Building or such portions of the Building as may be required for the reasonable use of the Premises for the uses permitted hereunder, are taken by eminent domain or conveyance in lieu thereof, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent shall be paid to that date.

20.2 Partial Taking. In the event of a taking of a part of the Building other than the Premises or of a portion of the property, and if Landlord determines that the Building should be restored in such a way as to alter the Premises materially, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting of title; and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than one hundred twenty (120) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth for the expiration of the Term, and the Rent hereunder shall be apportioned as of such date. Subject to the foregoing provisions of this Section 20, in case of taking of a portion of the Building or the Property not required for the reasonable use of the Premises for the conduct of Tenant’s business, then this Lease shall continue in full force and effect.

20.3 Awards and Damages. Landlord reserves all rights to damages to the Premises and all tenant improvements, Alterations and attached personal property, for any partial or entire taking by eminent domain, Tenant hereby assigns to Landlord any right Tenant may have to such damages or award (except for moveable personal property of Tenant) and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest. Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded to Tenant for any loss of its personal property and removable trade fixtures belonging to Tenant, as well as Tenant’s relocation expenses and business interruption, but only to the extent that such loss is awarded separately in the eminent domain proceeding and not out of or as part of the damages recoverable by Landlord.

21. Default; Remedies.

21.1 Events of Default. Each of the following shall be deemed a default by Tenant and a material breach of this Lease:

21.1.1 Failure by Tenant to pay when due any Rent hereunder if such failure shall continue for a period of three (3) days after written notice thereof has been given to Tenant; or

21.1.2 Failure by Tenant to perform or observe any of the other terms, covenants, conditions, agreements or provisions of this Lease if such failure shall continue for a period of twenty (20) days after written notice thereof has been given to Tenant; provided, however, that if any such failure cannot reasonably be cured within such twenty (20) day period, then Tenant shall not be deemed to be in default if Tenant commences to cure such failure within a reasonable time not to exceed twenty (20) days and for as long as Tenant is diligently prosecuting the cure thereof; or

21.1.3 Failure by Tenant to use and occupy the Premises for a period in excess of sixty (60) days.

21.2 Landlord Remedies for Tenant Default. If any default occurs hereunder, and is continuing after notice from Landlord and the expiration of any applicable cure period, Landlord may, at any time thereafter and without waiving any other rights hereunder, do one or more of the following:

21.2.1 Landlord’s Reentry. At its option, Landlord may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default reentry and/or disposition by summary proceedings or otherwise, all Rent shall become due thereupon and be paid up to the time of such reentry or dispossession together with such expenses as Landlord may incur for attorneys’ fees, advertising expenses, brokerage fees and/or putting the Premises in the order in which Tenant was required to surrender the Premises or preparing the same for rerental, together with interest thereon as provided in Section 21.4 hereof, accruing from the date of any such expenditure by Landlord. No such reentry or taking possession of the Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.

21.2.2 Reletting of Premises. At the option of Landlord, any rents received by Landlord from any reletting as described in Section 21.2.1 shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys’ fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any months shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant’s liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, but Landlord shall use good faith efforts to mitigate its damages to the extent required by law, and in no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder.

21.2.3 Termination. Notwithstanding any reletting without termination as described in Section 21.2.1, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedies it may have, Landlord may recover from Tenant the present value of the entire amount of Rent reserved by this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all expenses, including court costs and attorneys’ fees, incurred by Landlord in the collection of the same.

21.3 Cumulative Remedies. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or equity.

21.4 Late Payments. All Rent not paid on the due date shall bear interest from the date due at the rate of fourteen percent (14%) per annum or the maximum permitted by law, whichever is less. In addition to any interest that may be charged hereunder, if Tenant has been more than three (3) days late in any payment of Rent, then Landlord, at its option, may collect from Tenant a late charge for the collection in an amount equal to five percent (5%) of the amount due.

22. Subordination to Mortgage. This Lease is and shall be subordinate to any mortgage or deed of trust placed at any time on the Building or the Property by Landlord and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof (“Landlord’s Mortgage”), and Tenant shall attorn to the holder of any Landlord’s Mortgage or any person or persons purchasing or otherwise acquiring the Building, the Property or the Premises at any sale or other proceeding under any Landlord’s Mortgage. If the holder or prospective holder of any Landlord’s Mortgage wishes to have this Lease as a prior lien to the Landlord’s Mortgage, it shall be so deemed upon the holder thereof so notifying Tenant. Tenant shall properly execute and deliver within ten (10) days after written notice any documents Landlord or the holder of any Landlord’s Mortgage may reasonably require to carry out the provisions of this Section. If, in connection with obtaining financing for the Property or the Building, any holder of a Landlord’s Mortgage shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not withhold, delay or defer its consent thereto, provided that such modifications do not increase Tenant’s financial obligations hereunder or materially increase Tenant’s other obligations or restrict Tenant’s rights to use the Premises.

23. Holdover. If Tenant shall, with the written consent of Landlord, hold over beyond the expiration of the Term, such tenancy shall be deemed a month-to-month tenancy that may be terminated as provided by applicable state law. During such tenancy Tenant shall be bound by all the terms, covenants and conditions as herein specified as far as applicable, except Basic Rent, which shall be one hundred fifty percent (150%) of the Basic Rent due prior to the expiration of the Term.

24. Agent. Landlord may at any time appoint an agent (“Agent”) in all matters concerning this Lease, and Tenant, if so notified by Landlord in writing, shall pay all Rent and give any notices hereunder to Agent at Landlord’s Address set forth on the signature page of this Lease. As long as such agency shall exist, each and every term and provision of this Lease that is in any way beneficial to Landlord, including every stipulation imposing or limiting liability, shall inure to the benefit of Agent and its agents and shall be applicable to Agent and its agents in the same manner as fully and with the same effect as Landlord.

25. Notices. All notices under this Lease shall be in writing and delivered in person (by a party or by a messenger service that provides proof of delivery), sent by nationally recognized overnight courier, or sent by registered or certified mail, return receipt requested, postage prepaid to Landlord and to Tenant at the addresses set forth on the signature page of this Lease and to the holder of any Landlord’s Mortgage at such place as such holder shall specify to Tenant in writing; or to such other addresses as may from time to time be designated by any such party in writing (except that, after the Commencement Date, any service of process may be served on Tenant at the Premises). Notices mailed as aforesaid shall be deemed given at the earlier of three (3) business days after the date of such mailing or upon the date of receipt or refusal of delivery.

26. Costs and Attorneys’ Fees. If Tenant or Landlord shall bring any action or commence any arbitration proceeding arising out of this Lease, the nonprevailing party in such action or arbitration shall reimburse the prevailing party for all reasonable attorneys’ fees (including court costs and disbursements) incurred in such suit or arbitration, at trial, arbitration and on appeal, and such attorneys’ fees shall be deemed to have accrued on the commencement of such action or arbitration.

27. Estoppel Certificates. Tenant, shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement certifying, representing and warranting: (a) the date this Lease was executed and the date it expires; (b) the Commencement Date and the date Tenant accepted the Premises; (c) the amount of Basic Rent and any then applicable Additional Rent and any other sums payable under the Lease and date to which such rent and/or other sums have been paid; and (d) certifying to the best of its knowledge: (i) that this Lease is in full force and effect and has not been assigned, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); (ii) that this Lease represents the entire agreement between the parties as to this tenancy (or specifying the date and terms of any other agreements as to this tenancy); (iii) that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such unsatisfied conditions and the extent to which such conditions are unsatisfied); (iv) that there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by the Landlord (or specifying the nature and amount of any such claims, defenses or offsets); (v) that no Rent has been paid more than one month in advance (or specifying the amount and payment dates of any Rent that has been so paid); (vi) the amount of the Security Deposit held by Landlord (if any); and (vii) any other factual information or items reasonably requested by Landlord. It is intended that any such statement delivered pursuant to this Section 27 may be relied upon by Landlord and any prospective purchaser of, or current or prospective holder of any mortgage upon Landlord’s interest in, the Building and/or the Property. If Tenant shall fail to provide such estoppel certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to any prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the Security Deposit is as stated in the Lease, and that not more than one month’s Rent has been paid in advance.

28. Limitation of Liability. Notwithstanding any other Lease provision, all covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord’s interest in the Building, but are made and intended for the purpose of binding only the Landlord’s interest in the Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners, shareholders, directors and officers or their respective heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord contained in this Lease.

29. Transfer of Landlord’s Interest. In the event of any transfer or transfers of Landlord’s interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. Tenant agrees to attorn to the transferee, such attornment shall be deemed to occur automatically without further agreement of Tenant.

30. Nonwaiver. Waiver by Landlord of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of any Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

31. Quiet Possession. Landlord warrants that so long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant’s quiet possession of the Premises during the Term shall not be disturbed by Landlord or others claiming through Landlord.

32. General.

32.1 Headings. Titles or captions to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

32.2 Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns, but this shall not be construed as permitting any assignment by Tenant not otherwise permitted hereunder.

32.3 Brokers. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees from Landlord in respect of the negotiation, execution or delivery of this Lease, and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person based on any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

32.4 Entire Agreement. This Lease, including the Exhibits attached hereto, contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant’s use of the Building and the Property and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

32.5 Severability. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall remain in full force and effect.

32.6 Force Majeure. Time periods for Landlord’s or Tenant’s performance under any provisions of this Lease shall be extended for periods of time during which Landlord’s or Tenant’s performance is prevented due to circumstances beyond such party’s control, including without limitation, strikes, embargoes, shortages of labor or materials, governmental regulations, acts of God, war or other strife. Notwithstanding the foregoing, this provision shall not excuse or delay the due date of any payment of Rent or other sum owed by either party hereunder.

32.7 Changes to Building. Landlord may at its option make any repairs, alterations, additions or improvements that Landlord may deem necessary or advisable for the preservation, safety or improvement of the Building, so long as Tenant has reasonable access to the Premises. If the repairs, alterations, additions or improvements involve work within the Premises then Landlord shall notify Tenant prior to commencing such work (except in an emergency). Landlord shall have the right from time to time without thereby creating an actual or constructive eviction or incurring any liability to Tenant, to renovate, repair, replace, and/or change the arrangement or location of any of the following: sidewalks, terraces, landscaping, loading and/or delivery areas, parking areas, lobbies, entrances, passageways, doors and doorways, corridors, stairs, toilets and other common areas of the Building, mechanical, cooling, heating, ventilation, security, electrical, lighting, plumbing and other systems servicing the Building, and other similar common service portions of the Building. Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration, or other disturbance to Tenant’s business in the Premises (provided that Tenant is not denied access to the Premises) that shall arise out of the performance by Landlord of any aforesaid improvements or renovations at or to the Building. Landlord may change the name of the Building at any time.

32.8 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

32.9 Authority. The individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of the Tenant in accordance with a duly adopted resolution of the board of directors of Tenant and in accordance with Tenant’s bylaws, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall provide evidence of Tenant’s authority reasonably satisfactory to Landlord.

32.10 Time of Essence. Time is of the essence of this Lease.

32.11 Waiver of Jury Trial. The parties hereto waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that Tenant has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of Tenant’s own free will, and that Tenant has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that Tenant has read and understands the meaning and ramifications of this waiver provision, and, as evidence of this fact, signs its initials.

32.12 Execution in Counterparts. This Lease may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.13 Binding on Landlord. Submission of this Lease for examination, even though executed by Tenant, shall not bind Landlord in any manner, and no lease or other obligation on the part of Landlord shall arise until this Lease is executed and delivered by Landlord to Tenant.

32.14 Recording. Neither this Lease nor any memorandum hereof shall be recorded except upon request by Landlord.

32.15 Computation of Time. The word “day” means “calendar day” herein and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

33. Parking. There is no parking included with this lease.

34. Representation. Tenant represents and warrants that Tenant, all persons and entities owning (directly or indirectly) an ownership interest in Tenant and all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder

IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	PACIFIC NORTHWEST RESEARCH INSTITUTE
a Washington nonprofit corporation

	By	/s/
	Its	Director of Facilites

Address:	720 Broadway
Seattle, WA 98122
Attention: Director of Finance
Telephone: (206) 726-1220
Facsimile: (206) 726-1217

TENANT:	Pacific Biometrics, Inc,
a Washington corporation

	By	Ron Helm
	Its	CEO

Address:	720 Broadway
Seattle, WA 98122
Attention: John Jensen
Telephone: (206) 298-0068
Facsimile: (206) 298-9838

EXHIBIT A

SITE PLAN

6th Floor, North side central. Lab space #1 and office, totaling 522 rentable square feet.

ADDENDUM A
Shared equipment and facilities addendum

Included in this agreement is access to the following:
• Shared spaces:
o	Two conference rooms
o	Lunch room with refrigerator, sink, microwave and lockers
o	Cold rooms
o	Darkrooms
• Shared equipment:
o	Gamma counter
o	Scintillation counter
o	Confocal microscope
o	Ultracentrifuges
o	Flow cytometer
o	Sequencers
o	Ice machines
o	Various small equipment

Conference rooms and equipment shall be scheduled through PNDRI before use. Training on specialized equipment will be provided by PNDRI staff before use by any employee or tenant. Tenants are liable for any damages to equipment caused by misuse or non-approved use by tenant.